                                                                Exhibit 10.26


                            STOCK PURCHASE AGREEMENT

         This Stock Purchase Agreement ("AGREEMENT") is made as of March 24, 1997, by O'Gara Hess & Eisenhardt Armoring Company, a Delaware corporation ("BUYER"), and Jerome E. Hoffman, Gerald O. Smith, Rosemary Smith and Katharine
L. Kropp (collectively, "SELLERS").

         RECITALS

         Sellers desire to sell, and Buyer desires to purchase, all of the issued and outstanding shares (the "SHARES") of capital stock of International Training Incorporated, a Virginia corporation (the "COMPANY"), for the consideration and on the terms set forth in this Agreement.

         AGREEMENT

         The parties, intending to be legally bound, agree as follows:

         1. DEFINITIONS

         For purposes of this Agreement, the following terms have the meanings specified or referred to in this Section 1:

         "ACQUIRED COMPANIES"--the Company and its subsidiaries, including any entity that owns assets used in the Company's training or interactive video businesses.

         "AUTOMOTIVE PRODUCTS"--nominal quantities of motor oil, transmission fluid, radiator coolant and other automotive products used in the ordinary course of the Company's business.

         "BUYER"--as defined in the first paragraph of this Agreement.

         "CASINGS"--bullets and other ammunition used in the ordinary course of the Company's business.

         "CLOSING"--as defined in Section 2.3.

         "CLOSING DATE"--the date and time as of which the Closing actually takes place.

         "COMPANY"--as defined in the Recitals of this Agreement.

         "CONTRACT"--any agreement, contract, obligation, promise, or undertaking (whether written or oral and whether express or implied) that is legally binding.

         "DAMAGES"--as defined in Section 5.2.

         "DISCLOSURE SCHEDULE"--the disclosure schedule delivered by Sellers to Buyer concurrently with the execution and delivery of this Agreement.

         "EMPLOYMENT AGREEMENTS"--as defined in Section 2.4(a)(ii).

         "ENCUMBRANCE"--any charge, claim, community property interest, condition, equitable interest, lien, option, pledge, security interest, right of first refusal, or restriction of any kind, including any restriction on use, voting, transfer, receipt of income, or exercise of any other attribute of ownership.

         "ENVIRONMENT"--soil, land surface or subsurface strata, surface waters, groundwaters, drinking water supply, stream sediments, ambient air, plant and animal life, and any other environmental medium or natural resource.

         "ENVIRONMENTAL, HEALTH, AND SAFETY LIABILITIES"--any cost, damages, expense, liability, obligation, or other responsibility arising from or under Environmental Law or Occupational Safety and Health Law and consisting of or relating to: (a) any environmental, health, or safety matters or conditions (including on-site or off-site contamination, occupational safety and health, and regulation of chemical substances or products); (b) fines, penalties, judgments, awards, settlements, legal or administrative proceedings, damages, losses, claims, demands and response, investigative, remedial, or inspection costs and expenses arising under Environmental Law or Occupational Safety and Health Law; (c) financial responsibility under Environmental Law or Occupational Safety and Health Law for cleanup costs or corrective action, including any investigation, cleanup, removal, containment, or other remediation or response actions required by applicable Environmental Law or Occupational Safety and Health Law and for any natural resource damages; or (d) any other compliance, corrective, investigative, or remedial measures required under Environmental Law or Occupational Safety and Health Law. The terms "removal," "remedial," and "response action," include the types of activities covered by the United States Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. ss. 9601 et seq., as amended ("CERCLA").

         "ENVIRONMENTAL LAW"--any legal requirement that requires or relates to:
(a) advising appropriate authorities, employees, and the public of intended or actual releases of pollutants or hazardous substances or materials, violations of discharge limits, or other prohibitions and of the commencements of activities that could have significant impact on the Environment; (b) preventing or reducing to acceptable levels the release of pollutants or hazardous substances or materials into the Environment; (c) reducing the quantities, preventing the release, or minimizing the hazardous characteristics of wastes that are generated; (d) assuring that products are designed, formulated, packaged, and used so that they do not present unreasonable risks to human health or the Environment when used or disposed of; (e) reducing to acceptable levels the risks inherent in the transportation of hazardous substances, pollutants, oil, or other potentially harmful substances; (f) cleaning up pollutants that have been released, preventing the threat of release, or paying the costs of such clean up or prevention; or (g) making responsible parties pay private parties, or groups of them, for damages done to their health or the Environment, or permitting self-appointed representatives of the public interest to recover for injuries done to public assets.

         "ERISA"--the Employee Retirement Income Security Act of 1974 or any successor law, and regulations and rules issued pursuant to that Act or any successor law.

         "FACILITIES"--any real property, leaseholds, or other interests currently or formerly owned or operated by any Acquired Company and any buildings, plants, structures, or equipment (including motor vehicles) currently or formerly owned or operated by any Acquired Company.


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         "FINANCIAL STATEMENTS"--as defined in Section 3.4.

         "HAZARDOUS ACTIVITY"--the distribution, generation, handling, manufacturing, processing, production, release, storage, transportation, treatment, or use of Hazardous Materials in, on, under, about, or from the Facilities or any part thereof into the Environment, and any other act, business or operation that increases the danger or poses an unreasonable risk of harm to persons or property on or off the Facilities, or that may affect the value of the Facilities or the Acquired Companies other than the use and storage of Automotive Products and Casings on the Property.

         "HAZARDOUS MATERIALS"--any waste or other substance that is listed, defined, designated, or classified as, or otherwise determined to be, hazardous, radioactive, or toxic or a pollutant or a contaminant under or pursuant to any Environmental Law.

         "INTELLECTUAL PROPERTY ASSETS" --as defined in Section 3.22.

         "IRC"--the Internal Revenue Code of 1986 or any successor law, and regulations issued by the IRS pursuant to the Internal Revenue Code or any successor law.

         "IRS"--the United States Internal Revenue Service or any successor agency, and, to the extent relevant, the United States Department of the Treasury.

         "MARKET VALUE"--the average closing price of the TOG Shares on the NASDAQ National Market as listed in the Wall Street Journal during the five business days ending on the business day which is four business days prior to the Closing Date.

         "OCCUPATIONAL SAFETY AND HEALTH LAW"--any legal requirement designed to provide safe and healthful working conditions and to reduce occupational safety and health hazards, and any program, whether governmental or private (including those promulgated or sponsored by industry associations and insurance companies), designed to provide safe and healthful working conditions.

         "ORGANIZATIONAL DOCUMENTS"--(a) the articles or certificate of incorporation and the bylaws or code of regulations of a corporation; (b) the partnership agreement and any statement of partnership of a general partnership;
(c) the limited partnership agreement and the certificate of limited partnership of a limited partnership; (d) any charter or similar document adopted or filed in connection with the creation, formation, or organization of a Person; and (e) any amendment to any of the foregoing.

         "PERSON"--any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union, or other entity or governmental body.

         "SECURITIES ACT"--the Securities Act of 1933 or any successor law, and regulations and rules issued pursuant to that Act or any successor law.

         "SELLERS"--as defined in the first paragraph of this Agreement.

         "SHARES"--as defined in the Recitals of this Agreement.


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         "SUBORDINATED NOTES"--as defined in Section 2.4(b)(iii).

         "TOG"--The O'Gara Company, an Ohio corporation.

         "TOG SHARES"--as defined in Section 2.4(b)(i) of this Agreement.

2.       SALE AND TRANSFER OF SHARES; CLOSING
         ------------------------------------

2.1      SHARES
         ------

         Subject to the terms and conditions of this Agreement, at the Closing, Sellers will sell and transfer the Shares to Buyer, and Buyer will purchase the Shares from Sellers.

2.2      PURCHASE PRICE
         --------------

         The purchase price for the Shares will be $2,531,513, payable as set forth in Section 2.4(b) below.

2.3      CLOSING
         -------

         The purchase and sale (the "CLOSING") provided for in this Agreement will take place at the offices of the Company at 5:00 p.m. on March 24, 1997, or at such other time and place as the parties may agree.

2.4      CLOSING OBLIGATIONS
         -------------------

         At the Closing:

         (a) Sellers will deliver to Buyer:

                  (i) certificates representing the Shares, duly endorsed (or accompanied by duly executed stock powers), with signatures guaranteed by a commercial bank or by a member firm of the New York Stock Exchange, for transfer to Buyer;

                  (ii) employment agreements in the form of Exhibit 2.4(a)(ii), executed by Jerome E. Hoffman, Gerald O. Smith and Clarence D. Beedle (collectively, "EMPLOYMENT AGREEMENTS"); and

                  (iii) the opinion of Hudson and Bondurant, P.C., counsel to Sellers, in the form of Exhibit 2.4(a)(iii).

         (b) Buyer will deliver to Sellers:

                  (i) that number of shares of the common stock of Buyer
("TOG SHARES") having an aggregate Market Value of Eight Hundred Thousand Dollars ($800,000), allocable to Jerome E. Hoffman, Gerald O. Smith,
Rosemary Smith and Katharine L. Kropp, respectively, in the following amounts:
$320,000.00, $320,000.00, $80,000.00 and $80,000.00;

                  (ii) Five Hundred Thousand Dollars ($500,000.00) by bank cashier's or certified checks payable to the order of Jerome E. Hoffman, Gerald O. Smith, Rosemary


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Smith and Katharine L. Kropp, respectively, in the following amounts:
$200,000.00, $200,000.00, $50,000.00 and $50,000.00;

                  (iii) promissory notes in the aggregate principal amount of $1,231,513.00, subordinated to the interest of The Fifth Third Bank and guaranteed by TOG and payable to Jerome E. Hoffman, Gerald O. Smith, Rosemary Smith and Katharine L. Kropp, respectively, in the principal amounts of $492,605.00, $492,605.00, $123,151.00 and $123,151.00, in the form of Exhibit
2.4(b)(iii) (the "SUBORDINATED NOTES");

                  (iv) the Employment Agreements, executed by Buyer; and

                  (v) the opinion of Abram S. Gordon, as General Counsel to Buyer, in the form of Exhibit 2.4(b)(v).

2.5      INTERACTIVE VIDEO BUSINESS ASSETS
         ---------------------------------

         Sellers hereby transfer, convey and assign to the Company all of their right, title and interest in and to the interactive video business which they have conceived and developed which will allow security training to be performed by interactive video and/or CD ROM. Buyer shall pay Jerome E. Hoffman and Gerald
O. Smith a royalty for such interactive video in accordance with the letter attached hereto as Exhibit 2.5 and incorporated herein.


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3.       REPRESENTATIONS AND WARRANTIES OF SELLERS
         -----------------------------------------

         Sellers jointly and severally represent and warrant to Buyer as follows:

3.1      ORGANIZATION AND GOOD STANDING
         ------------------------------

         (a) Section 3.1 of the Disclosure Schedule contains a complete and accurate list for each Acquired Company of its name, its jurisdiction of incorporation, other jurisdictions in which it is authorized to do business, and its capitalization (including the identity of each stockholder and the number of shares held by each). Each Acquired Company is a corporation duly organized, validly existing, and in good standing under the laws of its jurisdiction of incorporation, with full corporate power and authority to conduct its business as it is now being conducted and to own or use the properties and assets that it purports to own or use. Each Acquired Company is duly qualified to do business as a foreign corporation and is in good standing under the laws of each state or other jurisdiction in which either the ownership or use of the properties owned or used by it, or the nature of the activities conducted by it, requires such qualification.

         (b) Sellers have delivered to Buyer copies of the Organizational Documents of each Acquired Company, as currently in effect.

3.2      AUTHORITY; NO CONFLICT
         ----------------------

         (a) This Agreement constitutes the legal, valid, and binding obligation of Sellers, enforceable against Sellers in accordance with its terms. Upon the execution and delivery by Sellers of the Employment Agreements (collectively, the "Sellers' Closing Documents"), the Sellers' Closing Documents will constitute the legal, valid, and binding obligations of Sellers, enforceable against Sellers in accordance with their respective terms. Sellers have the absolute and unrestricted right, power, authority, and capacity to execute and deliver this Agreement and the Sellers' Closing Documents and to perform their obligations under this Agreement and the Sellers' Closing Documents.

         (b) Except as set forth in Section 3.2 of the Disclosure Schedule, neither the execution and delivery of this Agreement nor the consummation or performance of any of the transactions contemplated hereby will, directly or indirectly (with or without notice or lapse of time);

                  (i) contravene, conflict with, or result in a violation or breach of (A) any provision of the Organizational Documents of the Acquired Companies, (B) any resolution adopted by the board of directors or the shareholders of any Acquired Company, (C) any legal requirement or any order to which any Acquired Company, any Seller, or any of the assets owned or used by any Acquired Company, may be subject, (D) any governmental authorization that is held by any Acquired Company or that otherwise relates to the business of, or any of the assets owned or used by, any Acquired Company, or (E) any Contract to which any Acquired Company is a party or by which any Acquired Company or its assets is bound or affected;

                  (ii) result in the imposition or creation of any Encumbrance upon or with respect to any of the assets owned or used by any Acquired Company.


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         Except as set forth in Section 3.2 of the Disclosure Schedule, no
Seller or Acquired Company is or will be required to give any notice to or obtain any consent from any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the transactions contemplated hereby.

         (c) Sellers acknowledge that neither the Subordinated Notes nor the TOG Shares have been registered under the Securities Act, or under the securities law of any state, and that the sale of the Subordinated Notes and the TOG Shares is being made in reliance upon and in compliance with an exemption from registration provided by the Act.

         (d) Sellers have been provided with and have reviewed copies of the Prospectus dated November 12, 1996, for TOG's initial public offering and quarterly report on Form 10- Q for the period ended September 30, 1996. Sellers have been supplied with such additional information concerning TOG, the Subordinated Notes and the TOG Shares as Sellers have reasonably requested, and, by reason of Sellers' business and financial experience, Sellers have the capacity to evaluate the merits and risks of an investment in the TOG Shares and the Subordinated Notes.

         (e) Sellers are acquiring the TOG Shares and the Subordinated Notes for their own account as an investment and not with a view to, or for resale in connection with, any distribution or public offering, and Sellers have no agreement, understanding or arrangement to sell, assign or transfer any portion of the TOG Shares to any other person or entity.

         (f) The TOG Shares are "restricted securities" as defined in Rule 144 under the Act. Sellers will not offer, sell, transfer, assign, exchange or otherwise dispose of any of the TOG Shares at any time unless the TOG Shares are
(i) registered under the Act, or (ii) offered, sold or otherwise disposed of in compliance with an exemption from the registration requirements of the Act (as evidenced by an opinion of counsel satisfactory to TOG that such an exemption is available to Sellers).

         (g) Sellers understand and agree that the certificates for the TOG Shares will bear a restrictive legend stating that transfer of the TOG Shares is prohibited except in accordance with the provisions of this Agreement and that TOG is entitled to refuse to register any transfer of the TOG Shares not made in accordance with the provisions of this Agreement.

3.3      CAPITALIZATION
         --------------

         The authorized equity securities of the Company consist of 10,000 shares of common stock, $.01 par value, of which 100 shares are issued and outstanding and constitute the Shares. Sellers are the record and beneficial owners and holders of the Shares, free and clear of all Encumbrances. Jerome E. Hoffman owns 40 of the Shares, Gerald O. Smith owns 40 of the Shares, Rosemary Smith owns 10 of the shares and Katharine L. Kropp owns 10 of the Shares. With the exception of the Shares (which are owned by Sellers), all of the outstanding equity securities and other securities of each Acquired Company are owned of record and beneficially by one or more of the Acquired Companies, free and clear of all Encumbrances. No legend or other reference to any purported Encumbrance appears upon any certificate representing equity securities of any Acquired Company. All of the outstanding equity securities of each Acquired Company have been duly authorized and validly issued and are fully paid and nonassessable. There


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are no Contracts relating to the issuance, sale, or transfer of any equity securities or other securities of any Acquired Company. None of the outstanding equity securities or other securities of any Acquired Company was issued in violation of the Securities Act or any other legal requirement. No Acquired Company owns, or has any Contract to acquire, any equity securities or other securities of any Person (other than Acquired Companies) or any direct or indirect equity or ownership interest in any other business.

3.4      FINANCIAL STATEMENTS
         --------------------

         (a) For purposes of this Agreement: "FINANCIAL STATEMENTS" shall mean the unaudited balance sheet of the Company dated as of December 31, 1996, and the related statements of income, stockholders' equity and cash flows for the year then ended, and the income statement for the 12 months ended that date;

         (b) The Financial Statements, which are incorporated herein by reference, (i) have been prepared on a basis consistent with that of preceding accounting periods, (ii) fully reflect all liabilities and contingent liabilities of the Company required to be reflected therein on such basis as at the date thereof, and (iii) fairly present the financial position of the Company as of the respective dates of the balance sheets included in the Financial Statements and the results of its operations for the respective periods indicated.

3.5      BOOKS AND RECORDS
         -----------------

         Except as disclosed in Section 3.5 of the Disclosure Schedule, the books of account and other records of the Acquired Companies, all of which have been made available to Buyer, are complete and correct and have been maintained in accordance with GAAP. Except as disclosed in Section 3.5 of the Disclosure Schedule, the minute books of the Acquired Companies contain accurate and complete records of all meetings held of, and corporate action taken by, the shareholders, the Boards of Directors, and committees of the Boards of Directors of the Acquired Companies. At the Closing, all of those books and records will be in the possession of the Acquired Companies.

3.6      TITLE TO PROPERTIES; ENCUMBRANCES
         ---------------------------------

         Section 3.6 of the Disclosure Schedule contains a complete and accurate list of all real property, leaseholds, or other interests therein owned by any Acquired Company. Sellers have delivered or made available to Buyer copies of the deeds and other instruments by which the Acquired Companies acquired such real property and interests, and copies of all title insurance policies, environmental audits, and surveys in the possession of Sellers or the Acquired Companies and relating to such real property or interests. Section 3.6 of the Disclosure Schedule also contains a complete and accurate list of all licensed vehicles owned or leased by any Acquired Company and the fixed assets used in the business of any Acquired Company and carried on its books for tax purposes. Except as set forth on Section 3.6 of the Disclosure Schedule, the Acquired Companies own (with good and marketable title in the case of real property, subject only to the matters permitted by the following sentence) all the properties and assets located in the facilities owned or operated by the Acquired Companies or reflected as owned in the books and records of the Acquired Companies, including all of the properties and assets reflected in the Financial Statements. All material properties and assets reflected in the Financial Statements are free and clear of all Encumbrances and are not, in the case of real property, subject to any rights of way, building use restrictions, exceptions, variances, reservations, or limitations of any nature except, with respect to all such properties and assets, (a) liens for current taxes not yet due, and (b) with respect to real property, (i) minor imperfections of title, if any, none of which is substantial in amount, materially detracts from the value or impairs the use of the property subject thereto, or impairs the operations of any Acquired Company, and (ii) zoning laws and other land use restrictions that do not impair the present or anticipated use of the property subject thereto.

3.7      CONDITION AND SUFFICIENCY OF ASSETS
         -----------------------------------

         To the knowledge of Sellers, the buildings, vehicles, and equipment of the Acquired Companies are structurally sound, are in good operating condition and repair, and are adequate for the uses to which they are being put, and none of such buildings, vehicles or equipment is in need of maintenance or repairs except for ordinary, routine maintenance and repairs that are not material in nature or cost. To the knowledge of Sellers and the Acquired Companies, the buildings, vehicles and equipment of the Acquired Companies are sufficient for the continued conduct of the Acquired Companies' businesses after the Closing in substantially the same manner as conducted prior to the Closing.

3.8      ACCOUNTS RECEIVABLE
         -------------------

         All accounts receivable of the Acquired Companies that are reflected on the Financial Statements or on the accounts receivable ledger of the Acquired Companies as of the Closing Date (collectively, the "Accounts Receivable") represent valid obligations arising from sales actually made or services actually performed in the ordinary course of business. The Accounts Receivable are current and collectible. As of the date of this Agreement, there has been no contest or claim, nor is there any right of set-off under any Contract with any obligor of an Accounts Receivable relating to the amount or validity of such Accounts Receivable. Section 3.8 of the Disclosure Schedule contains a complete and accurate list of all accounts receivable of the Acquired Companies as of March 17, 1997, which list sets forth the aging of such accounts receivable.

3.9      [RESERVED]
         ----------

3.10     NO UNDISCLOSED LIABILITIES
         --------------------------

         Except as set forth in Section 3.10 of the Disclosure Schedule, the Acquired Companies have no liabilities or obligations of any nature (whether absolute, accrued, contingent, or otherwise) except for liabilities or obligations reflected or reserved against in the Financial Statements and current liabilities incurred in the ordinary course of business since the respective dates thereof.

3.11     TAXES
         -----

         The Acquired Companies have properly and timely filed all federal, state and local tax returns and have paid all taxes, assessments and penalties due and payable. All such tax returns were correct in all respects as filed, and no claims have been assessed with respect to such returns. The provisions made for taxes on the balance sheets of the Acquired Companies included in the Financial Statements are sufficient in all respects for the payment of all taxes whether disputed or not that are due or are hereafter found to have been due with respect to the conduct of the business of the Acquired Companies up to and through the date of such Financial Statements. There are no present disputes as to taxes of any nature payable by the Acquired Companies, nor any tax liens whether existing or inchoate on any of the assets of the Acquired Companies, except for current year taxes not presently due and payable. The federal income tax returns of the Acquired Companies have never been audited. No IRS or foreign, state, county or local tax audit is currently in progress. The Acquired Companies have not waived the expiration of the statute of limitations with respect to any taxes.

3.12     NO MATERIAL ADVERSE CHANGE
         --------------------------

         Since December 31, 1996, to the knowledge of Sellers, there has not been any material adverse change in the business, operations, properties, prospects, assets, or condition of any Acquired Company, and no event has occurred or circumstance exists that may result in such a material adverse change.

3.13     EMPLOYEE BENEFITS
         -----------------

                  (a) Except as set forth in Section 3.13 of the Disclosure Schedule, none of the Acquired Companies nor any corporation or business which is now or at the relevant time was a member of a controlled group of companies or trades or businesses including any of the Acquired Companies, within the meaning of section 414 of the IRC ("Related Company"), maintains, contributes to or has any liability under, or at any time maintained, contributed to or had any liability under, nor do the employees of any of the Acquired Companies or any Related Company receive or expect to receive as a condition of employment (A) any non-qualified deferred compensation or retirement plans or arrangements; (B) any defined contribution retirement plans or arrangements; (C) any qualified defined benefit pension plan; (D) any other plan, program, agreement or arrangement under which former employees of any of the Acquired Companies or their beneficiaries are entitled, or current employees of the Acquired Companies will be entitled following termination of employment, to medical, health or life insurance or other benefits other than pursuant to benefit continuation rights granted by state or federal law; or (E) any other employee benefit, health, welfare, medical, disability, life insurance, severance pay, stock, stock purchase or stock option plan, program, agreement, arrangement or policy. All such plans shall be referred to collectively as "Plans," and any such plans which are employee pension benefit plans within the meaning of section 3(2) of ERISA shall be referred to as "Pension Plans" and any such plans which are employee welfare benefit plans within the meaning of section 3(1) of ERISA shall be referred to as "Welfare Plans."

                  (b) Sellers have furnished to the Buyer true and complete copies of (A) the Plan documents and any related trusts or funding vehicles, policies or contracts and the related summary plan descriptions with respect to each Plan; and (B) copies of all corporate resolutions or other documents pertaining to the adoption of the Plans or any amendments thereto or to the appointment of any fiduciaries thereunder.

                  (c) Each Plan complies in all material respects with ERISA, the IRC, and all other applicable laws and administrative or government rules or regulations. All required reports, notices and descriptions with respect to the Plans have been appropriately filed or distributed. The cost of administering the Plans, including fees for the trustees and other service providers which are customarily paid by the Acquired Companies, have been paid prior to the date hereof. No plan is maintained in connection with any trust described in section 501(c)(9) of the IRC. There are no actions, suits or claims pending or threatened (other than routine claims for benefits) with respect to any Plan. No prohibited transactions described in section 406 of ERISA or section 4975 of the Code have occurred. Each Plan has been operated in compliance with its terms. The Acquired Companies have complied in all material respects with the health care continuation requirements of part 6 of Title I of ERISA.

                  (d) With respect to all other Plans, all required or recommended (in accordance with plan terms and past practice) payments, premiums, contributions, reimbursements or accruals for all periods ending prior to or as of the date hereof have been made or properly accrued on the financial statements. All of the Welfare Plans are fully insured.

                  (e) None of the Acquired Companies nor any Related Company contributes or in the past six years has contributed to a "multi-employer plan" (as defined in section 3(37) or 4001(a)(2) of ERISA or section 414(f) of the IRC).

3.14     COMPLIANCE WITH LAWS; GOVERNMENTAL AUTHORIZATIONS
         -------------------------------------------------

         (a) Except as set forth in Section 3.14 of the Disclosure Schedule, the Acquired Companies are in compliance with all laws, regulations, orders, ordinances, judgments and decrees affecting the business or operations of the Acquired Companies, including, without limitation, federal, state and local: (i) Environmental Laws; (ii) Occupational Safety and Health Laws; and (iii) securities laws, rules and regulations. None of the Acquired Companies has been charged with violating, nor to the knowledge of Sellers, threatened with a charge of violating, nor, to the knowledge of Sellers, are any of the Acquired Companies under investigation with respect to a possible violation of, any provision of any federal, state or local law, order or administrative ruling or regulation relating to any of their assets or properties or any aspect of their business.

         (b) Section 3.14 of the Disclosure Schedule contains a complete and accurate list of each governmental authorization, license or permit that is held by any Acquired Company or that otherwise relates to the business of, or to any of the assets owned or used by, any Acquired Company. Each governmental authorization listed or required to be listed in Section 3.14 of the Disclosure
Schedule is valid and in full force and effect.

3.15     LEGAL PROCEEDINGS
         -----------------

         (a) Except as set forth in Section 3.15 of the Disclosure Schedule, to the knowledge of Sellers, there is no pending claim, action, investigation, arbitration, litigation or other proceeding ("PROCEEDING"):

                  (i) that has been commenced by or against any Acquired Company or that otherwise relates to or may affect the business of, or any of the assets owned or used by, any Acquired Company; or

                  (ii) that challenges, or that may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the transactions contemplated hereby.

         To the knowledge of Sellers and the Acquired Companies, (1) no such Proceeding has been threatened, and (2) no event has occurred or circumstance exists that may give rise to or serve as a basis for the commencement of any such Proceeding. Sellers have made available to Buyer copies of all pleadings, correspondence, and other documents relating to each Proceeding listed in
Section 3.15 of the Disclosure Schedule. The Proceedings listed in Section 3.15 of the Disclosure Schedule will not have a material adverse effect on the business, operations, assets, condition, or prospects of any Acquired Company.

3.16     ABSENCE OF CERTAIN CHANGES AND EVENTS
         -------------------------------------

         Except as set forth in Section 3.16 of the Disclosure Schedule, since December 31, 1996, the Acquired Companies have conducted their businesses only in the ordinary course of business and there has not been any:

         (a) declaration or payment of any dividend or other distribution or payment in respect of shares of capital stock;

         (b) payment or increase by any Acquired Company of any bonuses, salaries, or other compensation to any stockholder, director, officer, or (except in the ordinary course of business) employee or entry into any employment, severance, or similar Contract with any director, officer, or employee;

         (c) adoption of, or increase in the payments to or benefits under, any profit sharing, bonus, deferred compensation, savings, insurance, pension, retirement, or other employee benefit plan for or with any employees of any Acquired Company;

         (d) damage to or destruction or loss of any asset or property of any Acquired Company, whether or not covered by insurance, materially and adversely affecting the properties, assets, business, financial condition, or prospects of the Acquired Companies, taken as a whole;

         (e) entry into, termination of, or receipt of notice of termination of any Contract or transaction involving a total remaining commitment by or to any Acquired Company of at least $5,000;

         (f) sale, lease, or other disposition of any asset or property of any Acquired Company or mortgage, pledge, or imposition of any lien or other encumbrance on any material asset or property of any Acquired Company;

         (g) cancellation or waiver of any claims or rights with a value to any Acquired Company in excess of $5,000;

         (h) material change in the accounting methods used by any Acquired Company; or

         (i) agreement, whether oral or written, by any Acquired Company to do any of the foregoing.

3.17     CONTRACTS; NO DEFAULTS
         ----------------------

         (a) Section 3.17(a) of the Disclosure Schedule contains a complete and accurate list, and Sellers have delivered to Buyer true and complete copies, of:

                  (i) each Contract that involves performance of services or delivery of goods or materials by one or more Acquired Companies of an amount or value in excess of $5,000;

                  (ii) each Contract that involves performance of services or delivery of goods or materials to one or more Acquired Companies of an amount or value in excess of $5,000;

                  (iii) each lease, license, and other Contract affecting any leasehold or other interest in, any real or personal property;

                  (iv) each licensing agreement or other Contract with respect to patents, trademarks, copyrights, trade secrets or other intellectual property, including agreements with current or former employees, consultants, or contractors regarding the appropriation or the non-disclosure of any intellectual property;

                  (v) each collective bargaining agreement and other Contract to or with any labor union or other employee representative of a group of employees;

                  (vi) each joint venture, partnership, and other Contract involving a sharing of profits, losses, costs, or liabilities by any Acquired Company with any other Person;

                  (vii) each Contract containing covenants that in any way purport to restrict the business activity of any Acquired Company or any Seller or limit the freedom of any Acquired Company or any Seller to engage in any line of business or to compete with any Person;

                  (viii) each power of attorney that is currently effective and outstanding; and

                  (ix) each Contract for capital expenditures in excess of $10,000.

         (b) Except as set forth in Section 3.17(b) of the Disclosure Schedule, no Seller has or may acquire any rights under, and no Seller has or may become subject to any obligation or liability under, any Contract that relates to the business of, or any of the assets owned or used by, any Acquired Company; and

         (c) Except as set forth in Section 3.17(c) of the Disclosure Schedule, to the knowledge of Sellers, each Contract identified or required to be identified in Section 3.17(a) of the Disclosure Schedule is in full force and effect and is valid and enforceable in accordance with its terms.

         (d) Except as set forth in Section 3.17(d) of the Disclosure Schedule:

                  (i) to the knowledge of Sellers, each Acquired Company is in full compliance with all applicable terms and requirements of each Contract under which such Acquired Company has or had any obligation or liability or by which such Acquired Company or any of the assets owned or used by such Acquired Company is or was bound;

                  (ii) to the knowledge of Sellers and the Acquired Companies, each other person that has or had any obligation or liability under any Contract under which an Acquired Company has or had any rights is in full compliance with all applicable terms and requirements of such Contract; and

                  (iii) no event has occurred or, to the knowledge of Sellers, circumstance exists that (with or without notice or lapse of time) may result in a violation or breach of any Contract.

3.18     INSURANCE
         ---------

         Section 3.18 of the Disclosure Schedule sets forth the premium payments and describes all the insurance policies of the Acquired Companies, which policies are now in full force and effect in accordance with their terms and expire on the dates shown on such Schedule. There has been no default in the payment of premiums on any of such policies, and, to the knowledge of Sellers, there is no ground for cancellation or avoidance of any such policies, or any increase in the premiums thereof, or for reduction of the coverage provided thereby. Such policies insure the Acquired Companies in amounts and against losses and risks normal and sufficient for businesses similar to that of the Acquired Companies, and, to the knowledge of Sellers, such policies shall continue in full force and effect up to the expiration dates shown in Section 3.18 of the Disclosure Schedule. True and correct copies of all insurance policies listed in Section 3.18 have been previously furnished to Buyer.

3.19     ENVIRONMENTAL MATTERS
         ---------------------

         Except as set forth in part 3.19 of the Disclosure Schedule:

         (a) To the knowledge of Sellers, each Acquired Company is, and at all times has been, in full compliance with, and has not been and is not in violation of or liable under, any Environmental Law. No Seller or Acquired Company has any basis to expect, nor has any of them or, to the knowledge of Sellers, any other Person for whose conduct they are or may be held to be responsible received, any actual or threatened order, notice, or other communication from (i) any governmental body or private citizen acting in the public interest, or (ii) the current or prior owner or operator of any Facilities, of any actual or potential violation or failure to comply with any Environmental Law, or of any actual or threatened obligation to undertake or bear the cost of any Environmental, Health, and Safety Liabilities with respect to any of the Facilities or any other properties or assets in which Sellers or any Acquired Company has had an interest, or with respect to any property or Facility at or to which Hazardous Materials were generated, manufactured, transferred, used, or processed by Sellers, any Acquired Company, or any other Person for whose conduct they are or may be held responsible.

         (b) There are no pending or, to the knowledge of Sellers and the Acquired Companies, threatened claims, Encumbrances, or other restrictions of any nature, resulting from any Environmental, Health, and Safety Liabilities or arising under or pursuant to any Environmental Law, with respect to or affecting any of the Facilities or any other properties and assets in which Sellers or any Acquired Company has or had an interest.

         (c) No Seller or Acquired Company has knowledge of any basis to expect, nor has any of them or, to the knowledge of Sellers, any other Person for whose conduct they are or may be held responsible, received, any inquiry, notice, order, or other communication that relates to Hazardous Activity, Hazardous Materials, or any violation or failure to comply with any Environmental Law, or of any obligation to undertake or bear the cost of any Environmental, Health, and Safety Liabilities with respect to any of the Facilities or any other properties or assets in which Sellers or any Acquired Company had an interest, or with respect to any property or facility to which Hazardous Materials generated, manufactured, transferred, used, or processed by Sellers, any Acquired Company, or any other Person for whose conduct they are or may be held responsible, have been transported, treated, stored, or handled.

         (d) To the knowledge of Sellers, no Seller or Acquired Company, or any other Person for whose conduct they are or may be held responsible, has any Environmental, Health, and Safety Liabilities with respect to the Facilities or with respect to any other properties and assets in which Sellers or any Acquired Company (or any predecessor), has or had an interest, or at any property adjoining the Facilities or any such other property or assets.

         (e) To the knowledge of Sellers, there are no Hazardous Materials present on or in the Environment at the Facilities other than Automotive Products and Casings. No Seller,

Acquired Company, to the knowledge of Sellers, any other Person for whose conduct they are or may be held responsible, or to the knowledge of Sellers and the Acquired Companies, any other Person, has permitted or conducted, or is aware of, any Hazardous Activity conducted with respect to the Facilities or any other properties or assets in which Sellers or any Acquired Company has or had an interest except in full compliance with all applicable Environmental Laws.

         (f) To the knowledge of Sellers, other than through the use of Casings, there has been no release or, to the knowledge of Sellers and the Acquired Companies, threat of release, of any Hazardous Materials at or from the Facilities or at any other locations where any Hazardous Materials were generated, manufactured, transferred, produced, used, or processed from or by the Facilities, or from or by any other properties and assets in which Sellers or any Acquired Company has or had an interest, or to the knowledge of Sellers and the Acquired Companies any adjoining property, whether by Sellers, any Acquired Company, or any other Person. the Company has taken reasonable measures to collect used Casings.

         (g) Sellers are not aware of any reports, studies, analyses, tests, or monitoring possessed or initiated by Sellers or any Acquired Company pertaining to Hazardous Materials or Hazardous Activities in, on, or under the Facilities, or concerning compliance by Sellers, any Acquired Company, or any other Person for whose conduct they are or may be held responsible, with Environmental Laws.

3.20     EMPLOYEES
         ---------

         (a) Section 3.20 of the Disclosure Schedule contains a complete and accurate list of the following information for each employee of the Acquired
Companies: name; job title; current compensation; vacation accrued; and service credited for purposes of vesting and eligibility to participate under any Acquired Company's pension, or other employee benefit plan of any nature.

         (b) No employee or director of any Acquired Company is a party to, or is otherwise bound by, any agreement or arrangement, including any confidentiality, noncompetition, or proprietary rights agreement, between such employee or director and any other Person that in any way adversely affects or will affect (i) the performance of his duties as an employee, officer, or director of the Acquired Companies, or (ii) the ability of any Acquired Company to conduct its business. To Sellers' knowledge, no director, officer, or other key employee of any Acquired Company intends to terminate his employment with such Acquired Company.

3.21     LABOR RELATIONS
         ---------------

         No Acquired Company has been or is a party to any collective bargaining or other labor Contract. There has not been, there is not presently pending or existing, and to Sellers' knowledge there is not threatened, (a) any strike, slowdown, picketing, work stoppage, or employee grievance process, (b) any proceeding against or affecting any Acquired Company relating to the alleged violation of any legal requirement pertaining to labor relations or employment matters, organizational activity, or other labor or employment dispute against or affecting any of the Acquired Companies or their premises.

3.22     INTELLECTUAL PROPERTY
         ---------------------

         (a) INTELLECTUAL PROPERTY ASSETS--The term "Intellectual Property Assets" includes: (i) the name "International Training," all fictional business names, trading names, registered and unregistered trademarks, service marks, and applications (collectively, "MARKS"); (ii) all patents, patent applications, and inventions and discoveries that may be patentable (collectively, "PATENTS"); (iii) all copyrights in both published works and unpublished works, including training manuals and videos (collectively, "COPYRIGHTS"); and (iv) all know-how, trade secrets, confidential information, customer lists, software, technical information, data, plans, drawings, and blue prints (collectively, "TRADE SECRETS"); owned, used, or licensed by any Acquired Company as licensee or licensor.

         (b) AGREEMENTS--Section 3.22(b) of the Disclosure Schedule contains a complete and accurate list and summary description, including any royalties paid or received by the Acquired Companies, of all Contracts relating to the Intellectual Property Assets to which any Acquired Company is a party or by which any Acquired Company is bound.

         (c) KNOW-HOW NECESSARY FOR THE BUSINESS--The Intellectual Property Assets are all those necessary for the operation of the Acquired Companies' businesses as they are currently conducted. One or more of the Acquired Companies is the owner of all right, title, and interest in and to each of the Intellectual Property Assets, free and clear of all Encumbrances and has the right to use without payment to a third party all of the Intellectual Property Assets.

         (d) TRADEMARKS--(i) Section 3.22(d) of Disclosure Schedule contains a complete and accurate list of all Marks; (ii) one or more of the Acquired Companies is the owner of all right, title, and interest in and to each of the Marks, free and clear of all Encumbrances; (iii) all Marks that have been registered with the United States Patent and Trademark Office are currently in compliance with all formal legal requirements and are valid and enforceable;
(iv) no Mark is infringed or, to Sellers' knowledge, has been challenged or threatened in any way. None of the Marks used by any Acquired Company infringes or is alleged to infringe any trade name, trademark, or service mark of any third party.

         (e) COPYRIGHTS--(i) Section 3.22(e) of the Disclosure Schedule contains a complete and accurate list of all Copyrights; (ii) one or more of the Acquired Companies is the owner of all right, title, and interest in and to each of the Copyrights, free and clear of all Encumbrances; (iii) all the Copyrights have been registered and are currently in compliance with formal legal requirements, and are valid and enforceable; (iv) no Copyright is infringed or, to Sellers' knowledge, has been challenged or threatened in any way; (v) none of the subject matter of any of the Copyrights infringes or is alleged to infringe any copyright of any third party or is a derivative work based on the work of a third party; and (vi) all works encompassed by the Copyrights have been marked with the proper copyright notice.

         (f) TRADE SECRETS--(i) Sellers and the Acquired Companies have taken all reasonable precautions to protect the secrecy, confidentiality, and value of their Trade Secrets; and (ii) to the knowledge of Sellers, one or more of the Acquired Companies has good title and an absolute right to use the Trade Secrets. The Trade Secrets, to Sellers' knowledge, have not been used, divulged, or appropriated either for the benefit of any Person (other than one or more of the Acquired Companies) or to the detriment of the Acquired Companies. No Trade Secret is subject to any adverse claim or has been challenged or threatened in any way.

         (g) USE OF INTELLECTUAL PROPERTY ASSETS -- Jerome E. Hoffman and Gerald
O. Smith shall be entitled to use those of the Intellectual Property Assets that they have contributed to the Company, other than the name of the Company, upon the termination of any confidentiality or non-competition agreements contained in the Employment Agreements. The preceding shall not impair at any time the rights of the Company to utilize such Intellectual Property Rights

3.23     CERTAIN PAYMENTS
         ----------------

         No Acquired Company or director, officer, agent, or employee of any Acquired Company, or to Sellers' knowledge any other Person associated with or acting for or on behalf of any Acquired Company, has directly or indirectly (a) made any contribution, gift, bribe, rebate, payoff, influence payment, kickback, or other payment to any Person, private or public, regardless of form, whether in money, property, or services (i) to obtain favorable treatment in securing business, (ii) to pay for favorable treatment for business secured, (iii) to obtain special concessions or for special concessions already obtained, for or in respect of any Acquired Company or any affiliate of an Acquired Company, or
(iv) in violation of any legal requirement, or (b) established or maintained any fund or asset that has not been recorded in the books and records of the Acquired Companies.

3.24     DISCLOSURE
         ----------

         (a) No representation or warranty of Sellers in this Agreement and no statement in the Disclosure Schedule omits to state a material fact necessary to make the statements herein or therein, in light of the circumstances in which they were made, not misleading.

         (b) There is no fact known to any Seller that has specific application to any Seller or any Acquired Company (other than general economic or industry conditions) and that materially adversely affects or, as far as any Seller can reasonably foresee, materially threatens, the assets, business, prospects, financial condition, or results of operations of the Acquired Companies (on a consolidated basis) that has not been set forth in this Agreement or the Disclosure Schedule.

3.25     RELATIONSHIPS WITH RELATED PERSONS
         ----------------------------------

         Except as set forth in Section 3.25 of the Disclosure Schedule, no Seller, nor any officer, director or employee of any Acquired Company, nor any spouse or child of any of them ("RELATED PERSON") has any interest in any property used in or pertaining to the Acquired Companies' businesses. No Seller or any Related Person has owned an equity interest or any other financial or profit interest in, a Person that has (i) had business dealings with any Acquired Company, or (ii) engaged in competition with any Acquired Company. Except as set forth in Section 3.25 of the Disclosure Schedule, no Seller or any Related Person is a party to any Contract with, or has any claim or right against, any Acquired Company.

3.26     BROKERS OR FINDERS
         ------------------

         Sellers and their agents have incurred no obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement.

3.27     DEPOSIT ACCOUNTS
         ----------------

         Section 3.27 of the Disclosure Schedule contains a complete and accurate list of (a) the name of each financial institution in which any Acquired Company has an account or safe deposit box, (b) the names in which each account or box is held, (c) the type account, and (d) the name of each person authorized to draw on or have access to each account or box.

3.28     CUSTOMER RELATIONSHIPS
         ----------------------

         To the knowledge of Sellers, there are no facts or circumstances that are likely to result in the loss of any customer of the Acquired Companies or a material change in the relationship of the Acquired Companies with such a customer.

4.0      REPRESENTATIONS AND WARRANTIES OF BUYER
         ---------------------------------------

         Buyer represents and warrants to Sellers as follows:

4.1      ORGANIZATION AND GOOD STANDING
         ------------------------------

         Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware.

4.2      AUTHORITY; NO CONFLICT
         ----------------------

         (a) This Agreement constitutes the legal, valid, and binding obligation of Buyer, enforceable against Buyer in accordance with its terms. Upon the execution and delivery by Buyer of the Employment Agreements and the Subordinated Notes (collectively, the "Buyer's Closing Documents"), the Buyer's Closing Documents will constitute the legal, valid, and binding obligations of Buyer, enforceable against Buyer in accordance with their respective terms. Buyer has the absolute and unrestricted right, power, and authority to execute and deliver this Agreement and the Buyer's Closing Documents and to perform its obligations under this Agreement and the Buyer's Closing Documents.

         (b) Except for the consent of The Fifth Third Bank, neither the execution and delivery of this Agreement by Buyer nor the consummation or performance by Buyer of any of the transactions contemplated hereby will give any Person the right to prevent, delay, or consent to any of the transactions contemplated hereby pursuant to: (i) any provision of Buyer's Organizational Documents; (ii) any resolution adopted by the board of directors or the shareholders of Buyer; (iii) any legal requirement or order to which Buyer may be subject; or (iv) any Contract to which Buyer is a party or by which Buyer may be bound.

4.3      TOG SHARES
         ----------

         The TOG Shares delivered to Sellers at the Closing have been duly authorized, and upon issuance of such shares as provided in the Agreement, will be validly issued, fully paid and nonassessable.

4.4      PIGGYBACK RIGHTS
         ----------------

         If TOG registers any additional shares of its common stock for sale subsequent to the Closing, pursuant to the Act, and if (i) any shares of the current shareholders of TOG ("CURRENT SHAREHOLDERS") which are then restricted as to holding period, or volume of sale under the U.S. Securities and Exchange Commission Rule 144 are included in the registration, and (ii) the resale of the TOG Shares by any of the Sellers is then restricted as to holding period, or volume of sale under U.S. Securities and Exchange Act Rule 144, then TOG will accord to each of the Sellers the opportunity, on a pro rata basis with the other Current Shareholders, to include in such registration statement shares of TOG, on the same terms and conditions and subject to the same limitations as shall apply to the Current Shareholders. Notwithstanding the foregoing, the number of shares that any of the of the Sellers shall be entitled to register shall not exceed the greatest number of shares registered by any of the Current Shareholders.

 4.5     BROKERS OR FINDERS
         ------------------

         Buyer and its officers and agents have incurred no obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement except for fees payable to G. Jeffrey Brausch and Company.

5.0      INDEMNIFICATION; REMEDIES
         -------------------------

5.1      SURVIVAL; RIGHT TO INDEMNIFICATION NOT AFFECTED BY KNOWLEDGE
         ------------------------------------------------------------

         All representations, warranties, covenants, and obligations in this Agreement, the Disclosure Schedule, and any other certificate or document delivered pursuant to this Agreement will survive the Closing. The right to indemnification, payment of Damages or other remedy based on such representations, warranties, covenants, and obligations will not be affected by any investigation conducted with respect to, or any knowledge acquired by Buyer (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement or the Closing Date, with respect to the accuracy or inaccuracy of or compliance with, any such representation, warranty, covenant, or obligation.

5.2      INDEMNIFICATION AND PAYMENT OF DAMAGES BY SELLERS
         -------------------------------------------------

         Sellers, jointly and severally, will indemnify and hold harmless Buyer, the Acquired Companies, and their respective representatives, stockholders, controlling persons, and affiliates (collectively, the "INDEMNIFIED PERSONS") for, and will pay to the Indemnified Persons the amount of, any loss, liability, claim, damage (including incidental and consequential damages), expense (including costs of investigation and defense and reasonable attorneys' fees) or diminution of value, whether or not involving a third-party claim (collectively, "DAMAGES"), arising, directly or indirectly, from or in connection with:

         (a) any breach of any representation or warranty made by Sellers in this Agreement, the Disclosure Schedule, or any other certificate or document delivered by Sellers pursuant to this Agreement;

         (b) any breach by any Seller of any covenant or obligation of such Seller in this Agreement or in the Employment Agreements;

         (c) the operation of the business of any Acquired Company prior to the Closing Date;

         (d) (i) the issuance by the Company and the acquisition by the Company or any of the Sellers of the preferred shares of stock of the Company, (ii) any failure by the Company to pay any dividends on the preferred shares of stock of the Company, (iii) the failure to acquire and retire all of the outstanding preferred shares of stock of the company on or prior to the Closing Date (the rights of the Buyer under this subparagraph shall not be impaired for any reason, including, but not limited to Buyer closing on the acquisition of the Acquired Companies with the knowledge that all of the outstanding preferred shares of stock have not been retired); and

         (e) any claim by any Person for brokerage or finder's fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by any such Person with any Seller or any Acquired Company in connection with the transactions contemplated hereby.

         The remedies provided in this Section 5.2 will not be exclusive of or limit any other remedies that may be available to Buyer or the other Indemnified Persons.

5.3      INDEMNIFICATION AND PAYMENT OF DAMAGES BY SELLERS--ENVIRONMENTAL
         ----------------------------------------------------------------
         MATTERS
         -------

         In addition to the provisions of Section 5.2, Sellers, jointly and severally, will indemnify and hold harmless Buyer, the Acquired Companies, and the other Indemnified Persons for, and will pay to Buyer, the Acquired Companies, and the other Indemnified Persons the amount of, any Damages arising, directly or indirectly, from or in connection with:

         (a) any Environmental, Health, and Safety Liabilities arising out of or relating to: (i) any Hazardous Materials or other contaminants, wherever located, that were, or were allegedly, generated, transported, stored, treated, released, or otherwise handled by Sellers or any Acquired Company or by any other Person for whose conduct they are or may be held responsible at any time on or prior to the Closing Date, or (ii) any Hazardous Activities that were, or were allegedly, conducted by Sellers or any Acquired Company or by any other Person for whose conduct they are or may be held responsible; or

         (b) any bodily injury, personal injury, property damage, or other damage of or to any Person, in any way arising from or allegedly arising from any Hazardous Activity conducted or allegedly conducted by Sellers or any Acquired Company or by any other Person for whose conduct they are or may be held responsible with respect to the Facilities or the operation of the Acquired Companies prior to the Closing Date, or from Hazardous Material that was released or allegedly released by Sellers or any Acquired Company or any other Person for whose conduct they are or may be held responsible, at any time on or prior to the Closing Date.

5.4      INDEMNIFICATION AND PAYMENT OF DAMAGES BY BUYER
         -----------------------------------------------

         Buyer will indemnify and hold harmless Sellers, and will pay to Sellers the amount of any Damages arising, directly or indirectly, from or in connection with (a) any breach of any representation or warranty made by Buyer in this Agreement or in any certificate delivered by Buyer pursuant to this Agreement,
(b) any breach by Buyer of any covenant or obligation of Buyer in this Agreement, or (c) any claim by any Person for brokerage or finder's fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by such Person with Buyer in connection with the transactions contemplated hereby.

5.5      RIGHT OF SET-OFF
         ----------------

         Upon notice to Sellers specifying in reasonable detail the basis for such set-off, Buyer may set off any amount to which it may be entitled under this Section 5 against principal payments otherwise payable under the Subordinated Notes. The exercise of such right of set-off by Buyer in good faith, whether or not ultimately determined to be justified, will not constitute an event of default under the Subordinated Notes; provided, however, that if it is ultimately determined that set-off was not justified, then within five (5) business days of such determination, Buyer shall pay the requisite amount together with interest as set forth in the Subordinated Notes. Neither the exercise of nor the failure to exercise such right of set-off will constitute an election of remedies or limit Buyer in any manner in the enforcement of any other remedies that may be available to it. If Buyer exercises such right of set-off, (a) the amounts set-off will be deemed to reduce the principal amount of the Subordinated Notes as of the Closing and will be applied to reduce the principal installments due in the order in which they are due, (b) the interest due on the Subordinated Notes will be retroactively recalculated based on such set-off, and (c) Buyer may further set-off any previous overpayment of interest as a result of such recalculation against future payments of interest under the Subordinated Notes.

5.6      PROCEDURE FOR INDEMNIFICATION--THIRD PARTY CLAIMS
         -------------------------------------------------

         Promptly after receipt by an indemnified party of notice of the commencement of any proceeding against it, such indemnified party will, if a claim is to be made against an indemnifying party, give notice to the indemnifying party of the commencement of such claim, but the failure to notify the indemnifying party will not relieve the indemnifying party of any liability that it may have to any indemnified party, except to the extent that the indemnifying party demonstrates that the defense of such action is prejudiced by the indemnified party's failure to give such notice.

5.7      NOTICE OF OTHER CLAIMS
         ----------------------

         A claim for indemnification for any matter not involving a third-party claim may be asserted by notice to the party from whom indemnification is sought.

6.0      GENERAL PROVISIONS
         ------------------

6.1      EXPENSES
         --------

         Except as otherwise expressly provided in this Agreement, each party to this Agreement will bear its respective expenses incurred in connection with the preparation, execution, and performance of this Agreement, including all fees and expenses of agents, representatives, counsel, and accountants. Sellers will cause the Acquired Companies not to incur any out-of-pocket expenses in connection with this Agreement.

6.2      PUBLIC ANNOUNCEMENTS
         --------------------

         Unless required by law or by the NASDAQ National Market, any public announcement or similar publicity with respect to this Agreement, the Closing, or the transactions contemplated hereby will be issued, if at all, at such time and in such manner as Buyer determines with the concurrence of the Company. Unless disclosure is consented to by Buyer in advance or required by law, Sellers shall, and shall cause the Acquired Companies to, keep this Agreement strictly confidential and may not make any disclosure of this Agreement to any Person. Sellers and Buyer will consult with each other concerning the means by which the Acquired Companies' employees, customers, and suppliers and others having dealings with the Acquired Companies will be informed of this Agreement, the Closing and the transactions contemplated hereby, and Buyer may at its option be present for any such communication.

6.3      NOTICES
         -------

         All notices, consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) sent by fax (with written confirmation of receipt), provided that a copy is mailed by registered mail, return receipt requested, or (c) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and fax numbers set forth below (or to such other addresses and fax numbers as a party may designate by notice to the other parties):

         Sellers:          International Training, Incorporated
                           West Point Municipal Airport
                           P.O. Box 1400
                           West Point, VA  23181

                           Attention:  Mr. Jerome E. Hoffman

                           Fax No.:    (804) 785-2719

         with a copy to:   B. Elliott Bondurant, Esq.
                           Hudson and Bondurant , P.C.
                           826 Main Street
                           West Point, VA 23181

                           Fax No:     (804) 843-4946

         Buyer:            O'Gara Hess & Eisenhardt Armoring Company
                           9113 Le Saint Drive
                           Fairfield, OH  45014

                           Attention:  Wilfred T. O'Gara

                           Fax No.:    (513) 874-1262

         with a copy to:   Abram S. Gordon
                           Vice President & General Counsel
                           The O'Gara Company
                           9113 Le Saint Drive
                           Fairfield, OH  45014

                           Fax No.:    (513) 874-1262

6.4      JURISDICTION; SERVICE OF PROCESS
         --------------------------------

         Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement may be brought against any of the parties in the courts of the State of Ohio, County of Hamilton, or, the United States District Court for the Southern District of Ohio, and each of the parties consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein.

6.5      FURTHER ASSURANCES
         ------------------

         The parties agree (a) to furnish upon request to each other such further information, (b) to execute and deliver to each other such other documents, and (c) to do such other acts and things, all as the other party may reasonably request for the purpose of carrying out the intent of this Agreement and the documents referred to in this Agreement.

6.6      WAIVER
         ------

         Neither the failure nor any delay by any party in exercising any right, power, or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power, or privilege.

6.7      ENTIRE AGREEMENT AND MODIFICATION
         ---------------------------------

         This Agreement supersedes all prior agreements between the parties with respect to its subject matter (including any correspondence between Buyer and Sellers) and constitutes (along with the documents referred to in this Agreement) the entire agreement between the parties with respect to its subject matter. This Agreement may not be amended except by a written agreement executed by the party to be charged with the amendment.

6.8      ASSIGNMENTS, SUCCESSORS, AND NO THIRD-PARTY RIGHTS
         --------------------------------------------------

         Neither party may assign any of its rights under this Agreement without the prior written consent of the other parties except that Buyer may assign any of its rights, but not its obligations, under this Agreement to any subsidiary or affiliate of Buyer. Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon, and inure to the benefit of the successors and permitted assigns of the parties. Nothing expressed or referred to in this Agreement will be construed to give any Person other than the parties to this Agreement any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement.

6.9      SEVERABILITY
         ------------

         If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part will remain in full force and effect to the extent not held invalid or unenforceable.

6.10     SECTION HEADINGS, CONSTRUCTION
         ------------------------------

         The headings of Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the word "including" does not limit the preceding words or terms.

6.11     GOVERNING LAW
         -------------

         This Agreement will be governed by the laws of the State of Ohio without regard to conflicts of law principles, except that Virginia law shall govern all corporate organizational and governance issues with respect to the Company.

6.12     COUNTERPARTS
         ------------

         This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

         IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first written above.

Buyer:                                         Sellers:

O'GARA HESS & EISENHARDT
ARMORING COMPANY

By:  /s/ Abram S. Gordon                        /s/ Jerome E. Hoffman
   -------------------------                   --------------------------------
                                               Jerome E. Hoffman
Title:  Vice President and General Counsel
        ----------------------------------     /s/ Gerald O. Smith
                                               --------------------------------
                                               Gerald O. Smith

                                               /s/ Rosemary Smith
                                               --------------------------------
                                               Rosemary Smith

                                               /s/ Katherine L. Kropp
                                               --------------------------------
                                               Katharine L. Kropp

                                    EXHIBITS
                                    --------

2.4(a)(ii)              Form of Employment Agreement

2.4(a)(iii)             Opinion of Sellers' counsel

2.4(b)(iii)             Form of Subordinated Notes

2.4(b)(v)               Opinion of Buyer's counsel

                               EXHIBIT 2.4(a)(iii)

                          Opinion of Counsel to Sellers

         1. The Agreement, the Employment Agreements, and the Noncompetition Agreements are valid, binding and enforceable against the Sellers in accordance with the respective terms of such Agreements.

         2. The authorized capital stock of the Company consists of ____ shares of common stock, _____ par value, of which __________ shares are outstanding. Sellers own all of the outstanding Shares of record and beneficially, free and clear of all liens, claims or encumbrances. As a result of the delivery of certificates to Buyer and the payment to Sellers being made at the Closing, Buyer is acquiring ownership of all of the outstanding Shares, free and clear of all liens, claims or encumbrances.

         3. Each Acquired Company is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation as set forth in Section 3.1 of the Disclosure Schedule, with full corporate power and authority to own its properties and to engage in its business as presently conducted or contemplated, and is duly qualified and in good standing as a foreign corporation under the laws of each other jurisdiction in which it is authorized to do business as set forth in Section
3.1 of the Disclosure Schedule. All of the outstanding capital stock of each subsidiary of the Company is owned of record and beneficially by the Company, free and clear of all adverse claims. All of the outstanding shares of capital stock of each Acquired Company have been duly authorized and validly issued and are fully paid and nonassessable and were not issued in violation of the preemptive rights of any Person.

         4. Neither the execution and delivery of the Agreement, the Employment Agreements, and the Noncompetition Agreements, nor the consummation of any or all of the transactions contemplated thereby: (a) breaches or constitutes a default (or an event that, with notice or lapse of time or both, would constitute a default) under any agreement or commitment known to me to which any Seller is party or (b) violates any statute, law, regulation or rule, or any judgment, decree or order of any court or other governmental body known to me to be applicable to any Seller.

         5. Neither the execution and delivery of the Agreement nor the consummation of any or all of the transactions contemplated thereby (a) violates any provision of the certificate of incorporation or code of regulations of any Acquired Company, (b) breaches or constitutes a default (or an event that, with notice or lapse of time or both, would constitute a default) under, or results in the termination of, or accelerates the performance required by, or excuses performance by any Person of any of its obligations under, or causes the acceleration of the maturity of any debt or obligation pursuant to, or results in the creation or imposition of any lien, claim or encumbrance upon any property or assets of any Acquired Company under, any agreement or commitment known to me to which any Acquired Company is a party or by which any of their respective properties or assets are bound, or to which any of the properties or assets of any Acquired Company are subject, or (c) violates any statute, law, regulation, or rule, or any judgment, decree or order of any court or other governmental body known to me to be applicable to any Acquired Company.

         6. No consent, approval or authorization of, or declaration, filing or registration with, any governmental body is required in connection with the execution, delivery and performance of the Agreement or the consummation of the transactions contemplated thereby.

         7. Except as set forth in Section 3.15 of the Disclosure Schedule, there is no Proceeding by or before any court or governmental body pending or threatened against or involving any Acquired Company or that questions or challenges the validity of the Agreement or any action taken or to be taken by any Acquired Company pursuant to the Agreement or in connection with the transactions contemplated thereby, and none of the Acquired Companies is subject to any judgment, order or decree having prospective effect.

                                EXHIBIT 2.4(b)(v)

                           Opinion of Counsel to Buyer

         1. The Agreement, the Employment Agreements, the Subordinated Notes and the Noncompetition Agreements are valid, binding and enforceable against Buyer in accordance with the respective terms of such agreements.

         2. Neither the execution and delivery of the Agreement, the Subordinated Notes, the Employment Agreements and the Noncompetition Agreements, nor the performance of Buyer's obligations thereunder: (a) violates any provision of the articles of incorporation or code of regulations of Buyer, (b) breaches or constitutes a default (or an event that, with notice or lapse of time or both, would constitute a default) under any agreement or commitment known to me to which Buyer is party or (c) violates any statute, law, regulation or rule, or any judgment, decree or order of any court or governmental body known to me to be applicable to Buyer.

         3. The ________ TOG Shares that are being issued pursuant to the Agreement have been duly authorized and validly issued and are fully paid and non-assessable.